Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACTS:
Kristin Brown	Cheryl Sanclemente	Guy Lawrence
W. P. Carey Inc.	W. P. Carey Inc.	Ross & Lawrence
212-492-8989	212-492-8995	212-308-3333
kbrown@wpcarey.com	csanclemente@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces First Quarter 2013 Financial Results

New York, NY – May 7, 2013 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the first quarter ended March 31, 2013.

During the first quarter of 2013, the Company:

•                  Reported Funds from operations—as adjusted (“AFFO”) of $1.03 per diluted share

•                  Structured $193 million of investments on behalf of the managed REITs

•                  Completed a $72 million sale-leaseback with Kraft Foods Group

•                  Raised annualized dividend rate to $3.28 per share, an increase of 24% versus the fourth quarter of 2012 and WPC’s 48th consecutive quarterly increase

•                  Generated total shareholder return of approximately 31%

Subsequent to the first quarter:

•                  WPC acquired the main European distribution center of the Tommy Hilfiger Group for approximately $39 million

QUARTERLY RESULTS

•                  AFFO for the first quarter of 2013 was $72.3 million or $1.03 per diluted share, compared to $40.1 million or $0.99 per diluted share for the first quarter of 2012. The increased AFFO in the first quarter of 2013 as compared to the same quarter in 2012 was primarily due to income from the properties we acquired in our Merger with CPA®:15 on September 28, 2012, partially offset by the cessation of asset management revenue received from CPA®:15 after the Merger was completed. Per share data for the 2013 period also reflects the issuance of 28.2 million shares in connection with the Merger to the stockholders of CPA®:15. Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

•                  Total revenues net of reimbursed expenses for the first quarter of 2013 were $101.4 million, compared to $49.6 million for the first quarter of 2012. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•                  Net Income for the first quarter of 2013 was $14.2 million, compared to $12.3 million for the same period in 2012.

•                  For the quarter ended March 31, 2013, we received approximately $14.7 million in cash distributions from our equity ownership in the CPA® REITs including $7.9 million in Available Cash distributions related to our special general partnership interests in the CPA® REITs.

W. P. CAREY OWNED PORTFOLIO UPDATE

•                  In January 2013, W. P. Carey completed a $72 million sale-leaseback with Kraft Foods Group for its corporate headquarters, located in Northfield, Illinois.

W. P. Carey Inc. 3/31/2013 Earnings Release 8-K — 3

•                  In April 2013, W. P. Carey acquired the main European distribution center of the Tommy Hilfiger Group for approximately EUR 30 million ($39 million). The facility is located in Vanlo, Netherlands and is subject to an existing net lease with Tommy Hilfiger Europe B.V., which has been owned since 2010 by PVH Corp, one of the world’s largest apparel companies.

•                  The W. P. Carey owned portfolio currently consists of 422 leased properties comprising 39 million square feet leased to approximately 124 corporate tenants. The average lease term of the portfolio is 8.8 years and the occupancy rate is approximately 98.8%.

W. P. CAREY MANAGED PORTFOLIO UPDATE

•                  W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $7.9 billion, cash of approximately $800 million and total assets of $8.6 billion as of March 31, 2013. The average occupancy rate for the 83.2 million square feet owned by the CPA® REITs was approximately 98.5%.

CPA®:17 – GLOBAL ACTIVITY

•                  We completed three transactions on behalf of CPA®:17 – Global during the first quarter of 2013, including two sale-leaseback transactions totaling $26 million and, separately, a $39 million build-to-suit transaction for an existing tenant, Harbor Freight Tools.

CAREY WATERMARK INVESTORS ACTIVITY

•                  From the beginning of its initial public offering through April 30, 2013, our lodging-focused non-traded REIT offering has raised approximately $265 million.

•                  During the first quarter of 2013, Carey Watermark invested in six hotels for a total of approximately $125 million.

DIVIDENDS

•                  The W. P. Carey Board of Directors raised the quarterly cash dividend to $0.82 per share for the first quarter of 2013. This represents a 24% increase from the fourth quarter of 2012. The dividend—our 48th consecutive quarterly increase—was paid on April 15, 2013 to stockholders of record as of March 28, 2013.

W. P. Carey President and CEO Trevor Bond, noted, “We are very pleased with our first quarter results, which continue to demonstrate the benefits of our merger with CPA®:15 and conversion to a REIT. The significant increase in our real estate under ownership and resulting AFFO growth enabled us to raise our dividend by 24%, as compared with the previous quarter. As we have for four decades, we will continue to focus our activities on identifying net lease assets that support our strategy of generating stable cash flows for investors.”

Conference Call and Audio Webcast Scheduled for 11:00 AM (ET)

Please call at least 10 minutes prior to call to register.

Time: Tuesday, May 7, 2013 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

W. P. Carey Inc. 3/31/2013 Earnings Release 8-K — 4

Replay Number: 877-344-7529

(International) + 1-412-317-0088

Replay Passcode: 10027451

Replay available until June 15, 2013 at 9:00 AM (ET).

W. P. Carey Inc.

Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $15.2 billion. The largest owner/manager of net lease assets, WPC’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Our portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent dividend income to investors for nearly four decades. www.wpcarey.com

This press release contains forward-looking statements within the meaning of the Federal securities laws. Examples of such forward-looking statements include, but are not limited to, the statements made by Mr. Bond. A number of factors could cause W. P. Carey’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey, reference is made to W. P. Carey’s filings with the Securities and Exchange Commission.

W. P. Carey Inc. 3/31/2013 Earnings Release 8-K — 5

W. P. CAREY INC.

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include the non-GAAP financial measure, funds from operations – as adjusted (“AFFO”). A description of this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure is provided on the following pages.

	Three Months Ended March 31,
	2013	2012
Net income	$14,181	$12,290

AFFO from real estate ownership (a)	$62,956	$28,833
AFFO from investment management	9,299	11,236
Total AFFO	$72,255	$40,069

Per Share (Diluted)
Net income	$0.20	$0.30

AFFO from real estate ownership (a)	$0.90	$0.71
AFFO from investment management	0.13	0.28
Total AFFO	$1.03	$0.99

(a)         Effective April 1, 2012, we include distributions of Available Cash received from the operating partnerships of the Managed REITs and deferred revenue earned from our special member interest in CPA®:16 – Global’s operating partnership in our Real Estate Ownership segment. Results of operations for the prior period have been reclassified to conform to the current period presentation.

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W. P. CAREY INC.

Consolidated Balance Sheets (Unaudited)

(in thousands)

	March 31, 2013	December 31, 2012
Assets
Investments in real estate:
Real estate, at cost	$2,373,912	$2,334,488
Operating real estate, at cost	98,690	99,703
Accumulated depreciation	(150,207)	(136,068)
Net investments in properties	2,322,395	2,298,123
Net investments in direct financing leases	364,078	376,005
Assets held for sale	1,505	1,445
Equity investments in real estate and the Managed REITs	564,092	565,626
Net investments in real estate	3,252,070	3,241,199
Cash	111,564	123,904
Due from affiliates	34,625	36,002
Goodwill	328,474	329,132
In place lease, net	468,132	447,278
Above-market rent, net	267,845	279,885
Other intangible assets, net	10,484	10,200
Other assets, net	136,420	141,442
Total assets	$4,609,614	$4,609,042

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,695,335	$1,715,397
Senior credit facility	298,000	253,000
Accounts payable, accrued expenses and other liabilities	317,520	265,132
Income taxes, net	20,847	24,959
Distributions payable	57,128	45,700
Total liabilities	2,388,830	2,304,188
Redeemable noncontrolling interest	7,404	7,531
Redeemable securities - related party	-	40,000

Equity:
W. P. Carey stockholders’ equity:
Common stock	69	69
Preferred stock (None issued)	-	-
Additional paid-in capital	2,184,387	2,175,820
Distributions in excess of accumulated earnings	(218,191)	(172,182)
Deferred compensation obligation	13,411	8,358
Accumulated other comprehensive loss	(9,414)	(4,649)
Less, treasury stock at cost	(20,270)	(20,270)
Total W. P. Carey stockholders’ equity	1,949,992	1,987,146
Noncontrolling interests	263,388	270,177
Total equity	2,213,380	2,257,323
Total liabilities and equity	$4,609,614	$4,609,042

W. P. Carey Inc. 3/31/2013 Earnings Release 8-K — 7

W. P. CAREY INC.

Consolidated Statements of Income (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues
Lease revenues:
Rental income	$65,785	$14,652
Interest income from direct financing leases	9,512	2,126
Total lease revenues	75,297	16,778
Asset management revenue from affiliates	10,015	15,602
Structuring revenue from affiliates	6,342	7,638
Dealer manager fees	1,223	3,787
Reimbursed costs from affiliates	11,968	18,737
Other real estate income	8,541	5,772
	113,386	68,314
Operating Expenses
General and administrative	28,973	26,909
Reimbursable costs	11,968	18,737
Depreciation and amortization	30,876	6,463
Property expenses	5,152	2,072
Other real estate expenses	2,734	2,499
Impairment charge	3,279	-
	82,982	56,680
Other Income and Expenses
Other interest income	370	503
Net income from equity investments in real estate and the Managed REITs	10,656	13,986
Other income and (expenses)	1,091	306
Interest expense	(26,906)	(7,280)
	(14,789)	7,515
Income from continuing operations before income taxes	15,615	19,149
Benefit from (provision for) income taxes	1,233	(1,695)
Income from continuing operations	16,848	17,454
Discontinued Operations
(Loss) income from operations of discontinued properties	(148)	120
Loss on sale of real estate	(931)	(181)
Gain on extinguishment of debt	70	-
Impairment charge	-	(5,724)
Loss from discontinued operations, net of tax	(1,009)	(5,785)
Net Income	15,839	11,669
Net (income) loss attributable to noncontrolling interests	(1,708)	578
Less: Net income attributable to redeemable noncontrolling interest	50	43
Net Income Attributable to W. P. Carey	$14,181	$12,290

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.21	$0.44
Loss from discontinued operations attributable to W. P. Carey	(0.01)	(0.14)
Net income attributable to W. P. Carey	$0.20	$0.30

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.21	$0.44
Loss from discontinued operations attributable to W. P. Carey	(0.01)	(0.14)
Net income attributable to W. P. Carey	$0.20	$0.30

Weighted Average Shares Outstanding
Basic	68,967,209	40,037,496
Diluted	69,975,293	40,487,652

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$15,190	$18,075
Loss from discontinued operations, net of tax	(1,009)	(5,785)
Net income attributable to W. P. Carey	$14,181	$12,290

W. P. Carey Inc. 3/31/2013 Earnings Release 8-K — 8

W. P. CAREY INC.

Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012
Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey (a)	$16,692	$9,093
Adjustments:
Depreciation and amortization of real property	29,687	6,147
Impairment charges	3,279	5,724
Loss (gain) on sale of real estate, net	931	181
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	3,154	1,040
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(4,267)	(434)
Total adjustments	32,784	12,658
FFO (as defined by NAREIT) - Real Estate Ownership	49,476	21,751
Adjustments:
Loss on extinguishment of debt	74	-
Other gains, net	(270)	-
Other depreciation, amortization and non-cash charges	800	(211)
Stock-based compensation	174	-
Deferred tax expense	(1,025)	(652)
Realized losses on foreign currency, derivatives and other (b)	52	-
Amortization of deferred financing costs	511	464
Straight-line and other rent adjustments	(2,169)	(1,115)
Above- and below-market rent intangible lease amortization, net (b)	7,256	-
Merger expenses	111	2,103
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	278	(413)
AFFO adjustments to equity earnings from equity investments	9,249	6,926
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,561)	(20)
Total adjustments	13,480	7,082
AFFO - Real Estate Ownership	$62,956	$28,833

Investment Management
Net (loss) income from investment management attributable to W. P. Carey (a)	$(2,511)	$3,197
FFO (as defined by NAREIT) - Investment Management	$(2,511)	$3,197
Adjustments:
Other depreciation, amortization and non-cash charges	262	258
Stock-based compensation	8,975	5,260
Deferred tax expense	2,253	2,236
Realized gains on foreign currency	2	-
Amortization of deferred financing costs	318	285
Total adjustments	11,810	8,039
AFFO - Investment Management	$9,299	$11,236

Total Company
FFO (as defined by NAREIT)	$46,965	$24,948
FFO (as defined by NAREIT) per diluted share	$0.67	$0.62
AFFO	$72,255	$40,069
AFFO per diluted share	$1.03	$0.99
Diluted weighted average shares outstanding	69,975,293	40,487,652

(a)         Effective April 1, 2012, we include distributions of Available Cash received from the operating partnerships of the Managed REITs and deferred revenue earned from our special member interest in CPA®:16 – Global’s operating partnership in our Real Estate Ownership segment. Results of operations for the prior period have been reclassified to conform to the current period presentation.

(b)         These adjustments are significant and recurring subsequent to the Merger and were not included in the AFFO calculation in the three months ended March 31, 2012.

W. P. Carey Inc. 3/31/2013 Earnings Release 8-K — 9

Non-GAAP Financial Disclosures

Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Additionally, we exclude expenses related to the Merger which are considered non-recurring, and realized gains/losses on foreign exchange and derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

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